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                                                                    EXHIBIT 4.67

                             COOPERATION AGREEMENT

     This Cooperation Agreement (the "Agreement") is entered into this 1st day of January, 2005 (the "Effective Date") by and between:

     SHANGHAI SHENGYUE ADVERTISEMENT CO., LTD. a corporation duly organized and validly existing under the laws of the People's Republic of China (the "PRC") and having its principal place of business at No.1 Office Building, No. 690 Bibo Road, Pudong New Area, Shanghai 201203, the PRC ("Shengyue"); and

     SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD., a corporation duly organized and validly existing under the laws of the PRC and having its principal place of business at No.1 Office Building, No. 690 Bibo Road, Pudong New Area, Shanghai 201203, the PRC ("Shengqu").

     Shengyue and Shengqu shall be referred to individually as a "Party" and collectively as the "Parties".

                                    RECITALS

     WHEREAS, Shengqu has the sufficient ability to plan, design and prepare media content to be released through certain advertising channels;

     WHEREAS, Shengyue desires to cooperate with, and release media content prepared by, Shengqu.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the Parties hereto agree as follows:

1    DEFINITION

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1 "Service Fees" shall mean the fees paid by Shengyue to Shengqu in consideration of the services provided by Shengqu pursuant to this Agreement.

Each of the following terms shall have the meanings ascribed to them in the Sections set forth opposite such terms:

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"Agreement"                Preamble
"Confidential Information" Section 9.1
"Effective Date"           Preamble
"Force Majeure Event"      Section 10.1

2    SCOPE OF COOPERATION

2.1 Shengqu will make use of it's ability to plan, design and create media content and prepare such materials to Shengyue according to materials provided by, and requirements set forth by Shengyue.

2.2 Shengyue shall provide the information, according to which the media content will be prepared, twenty (20) days before the date upon which Shengqu will begin preparing the media content. The media content shall be made in strict accordance with Shengyue's requirements.

2.3 Shengqu shall prepare the media content in accordance with Shengyue's requirements, and provide Shengyu with a software or hard copy version of the materials.

2.4  Shengyue shall pay the Service Fees set forth in Section 6.

3    TIMETABLE.

     Shengqu shall provide Shengyue with services, from time to time, upon the receipt of a service request form Shengyue.

4    OBLIGATIONS AND RIGHTS OF SHENGQU.

4.1 Shengqu shall have the right to review the information provided by Shengyue. In the event that the content does not comply with the laws or regulations of the PRC, Shengqu shall have the right to refuse to provide Shengyue its services.

4.2 Shengqu shall have the right to charge the Service Fees set forth in this Agreement.

4.3  Shengqu shall prepare the information in accordance with Section 2.

4.4 Shengqu shall ensure that the media content is prepared on time and are in accordance with Shengyue's requirements, and in the event that the media content does not satisfy such requirements, Shengqu shall compensate Shengyue.

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5    OBLIGATIONS AND RIGHTS OF SHENGYUE

5.1 Shengyue shall determine the requirements according to which the materials shall be prepared, and such requirements shall be provided to Shengqu on time. The requirements shall comply with the laws and regulations of the PRC.

5.2  Shengyue shall pay the Service Fees as set forth in this Agreement.

5.3 Shengyue shall own the copyrights and other relevant rights of the information it provides Shengqu under this Agreement.

6    PRICE AND PAYMENT

6.1 The Service Fees shall be determined according to the information provided in the service request forms submitted to Shengqu by Shengyue from time to time.

6.2  Methods of payment:

6.2.1 Shengyue shall submit to Shengqu a service request form when it is in need of Shengqu's services. At the end of each month, Shengqu shall provide Shengyue with an invoice completed according to the service request form. Shengyue shall pay the Service Fees within ten (10) business days of receiving the invoice.

6.2.2 The Service Fees shall be paid by check or through a bank transaction.

6.3 Taxes obligations arising in connection with this Agreement shall be borne by the Parties in accordance with the relevant laws and regulations of the PRC.

6.4 The method for calculating the Service Fees is set forth below: Service Fees = (fees paid to Shengyue for distributing the media content - Shengyu tax obligations - marketing fees paid to clients - other relevant fees) x 80%

6.4.1 Media content preparation and release fees paid or to be paid to Shengyue shall mean the fees indicated on client order forms submitted to Shengyue, and when made and released, can be recognizable in accordance with the regulations of Shengyu's fianance system, regardless of whether the fees are actually received by Shengyue or not. Such income and the following will be recorded similarly:

(a) Taxes and fees paid by Shengyue: Sales taxes, cultural enterprise development fees as well as other relevant fees and taxes calculated according to

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     Shengyue's recognized income shall total to equal 9.25% of total income;

(b) Commision: shall mean costs borne by Shengyue arising from fees paid for processing and receiving client order forms;

(c) Other reasonable costs: shall mean costs borne by Shengyue arising in connection with its business operations, including employee wages, benefits, social insurance, rent, and incidental expenses incurred in connection with official business matters.

6.5 As for price, the reasonability of income and expense balance concerned is subject to the data provided by Shengyue. In the event Shengqu has reasonable cause to believe that the data is incorrect, Shengyue shall provide Shengqu with a reasonable explanation. On balance, in the event the error is less than 5% (as determined by data provided by Shengyue), it will be resolved in accordance with the data provided by Shengyue. In the event the error is greater than 5% (as determined by data provided by Shengyue), it will, first, be resolved in accordance with data provided by Shengyue. The parties will then review the difference and settle the balance after the error has been resolved. If the Parties are still unable to identify and agree upon a satisfactory solution to the problem within three (3) months after the date of the balance, it will be solved in accordance with data provided by Shengyue.

7    REPRESENTATIONS AND GUARANTEES OF SHENGQU.

7.1 Shengqu has the ability to plan, design and prepare media content, and agrees to provide Shenque with its services.

7.2  Shengqu has all requisite power and authority to execute this Agreement.

7.3 Shengqu shall carry out the obligations of this Agreement in accordance with the relevant laws and regulations of the PRC.

7.4 The making of this Agreement does not and will not violate any agreement existing between Shengqu and any other person or entity. Shengqu shall indemnify all loss of Shengyue in connection with any breach of this section (including all reasonable costs and expenses arising from such compensation).

8    REPRESENTATIONS AND GUARANTEES OF SHENGYUE.

8.1  Shengyue has all requisite power and authority to execute this Agreement.

8.2 Shengyue guarantees that the information, according to which the media content will be made, complies with the laws and regulations of the PRC.

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9    CONFIDENTIALITY.

9.1 Any and all information, disclosed in writing and designated as confidential or, if disclosed orally, designated as confidential at the time of disclosure, relating in any way to actual or potential customers, products, patents, source codes, object codes, technical data, information, inventions, procedures, methods, designs, strategies, drawings, samples, specifications, plans, assets, liabilities, costs, revenues, profits, organization, employees, agents, distributors or other business affairs in general shall be treated as confidential information ("Confidential Information").

9.2 Neither Party shall use or disclose any Confidential Information of the other Party to any persons or entities without prior written approval, except in the event that the confidential information of the other Party is used for the sole purpose of carrying out the obligations under this Agreement.

9.3 Each Party shall keep the information concerning the transactions contemplated by this Agreement in strict confidence. Neither Party shall disclose the information concerning the transactions contemplated by this Agreement to any third party without the other Party's prior written approval. However, the receiving Party shall be permitted to disclose the confidential information under any laws, rules or regulation of stock exchange or provide any documents, reports or disclose in the method of a press release or by other ways to investors.

9.4  The term of this confidentiality is the same as this Agreement.

10   FORCE MAJEURE

10.1 Force Majeure shall mean severe natural disasters such as typhoon, flood, storm, earthquake, fire, wars, whether announced or not, riots, civil commotion and/or any other cause beyond the reasonable control of the Party whose performance is affected ("Force Majeure Event").

10.2 The time for performance or cure shall be extended for a period equal to the duration of the Force Majeure Event, however the financial terms of this Agreement shall not be adjusted.

10.3 The Party whose performance is affected by such a cause shall promptly notify the other party hereto of such impossibility of performance, and provide the other Party with a written certificate within five days after the Force Majeure Event happens, and shall take affirmative and effective steps to mitigate the effects of the Force Majeure Event. Once the effects of the

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     Force Majeure Event disappears, the Party whose performance is affected shall provide the other Party with a prompt notice.

10.4 In the event that the Party, whose performance is affected, expects that the Force Majeure Event will exceeds 30 days, the Parties shall negotiate the performance of the Agreement in good faith.

11   LIABILITY OF BREACH.

11.1 Special Liability of Breach. During the performance of the Agreement, in the event Shengqu is unable to complete the media content in accordance with Shengyue's requirements, Shengyue shall have the right to compensation and the right to require Shengqu to continue the perform its obligations. In the event Shengqu's inability is caused by a third party, the Parties shall negotiate a satisfactory resolution. If the breach cannot be satisfactorily resolved by the Parties through friendly consultation, Shengqu shall refund Shengyue an amount equal to two times the Service Fees.

11.2 Common Liability of Breach.

(a) In case one Party (non-breaching party) declares the other Party (breaching party) commit any things breach the Agreement and provide the certificate of such things, and prove such things make the Agreement can't be performed, performed entirely or delayed, then, non-breaching party has the rights to require breaching party take on its liability of breach, and cease performing the obligations under this Agreement in case it wouldn't like to terminate this Agreement.

(b) The breaching Party shall take steps to mitigate the effects within 7 days after it is informed the reality of breach, in case the breaching Party doesn't mitigate during the 7 days, the non-breaching Party has rights terminate the Agreement and require breaching Party to compensate all the economic loss (including direct loss, indirect loss and all the other expenses and costs hereunder). This Section 11.2(b) shall survive expiration or termination of this Agreement for any reason.

(c) In case other sections of this Agreement provide otherwise in connection of breach and liability of breach that are different from this Section 11.2(c), then this Section 11.2(c) doesn't apply.

12   TERMINATION

12.1 This Agreement may be terminated by the Parties by providing a joint written notice.

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12.2 One Party may terminate this Agreement upon written notice to the other
     Party in the event of the occurrence of one or more of the following:

(a) One Party has expressed definitely or indicated through its action that it will not perform material obligations of this Agreement before this Agreement's expiration;

(b) One Party has committed a material breach of this Agreement which is capable of remedy and fails to cure such breach within 14 days after the breaching party receives written notice thereof from the other party;

(c)  One Party experiences a bankruptcy or is unable to pay its debt.

12.3 After this Agreement is terminated:

(a)  The parts have been performed will not be performed any more;

(b) Shengqu shall return the content for information making provided by Shengyue immediately.

13   GOVERNING LAW, FORM AND JURISDICTION.

13.1 The validity, explanation, performance and dispute resolving of this Agreement shall be in accordance with the laws and regulations of the PRC.

13.2 In the event of any dispute, controversy of difference, the Parties hereto shall conduct discussions and negotiations in good faith. If such dispute can not be satisfactorily resolved by the Parties themselves whining 60 days after one Parties provides a written requirement of negotiation to the other, the Parties hereby consent and submit disputes to the court where Shengyue is located.

13.3 In the event of a dispute is heard by the court, the Parties shall continue the performance of the remaining parts of this Agreement.

14   MISCELLANEOUS

14.1 Assignment. No Party may assign or transfer its rights under this Agreement to a third party without the prior written consent of the other Party. Notwithstanding the foregoing, Shentyue shall have the right to assign this Agreement to its Affiliate(s) by giving prior written notice to Shengqu. Subject to the restrictions on assignment and transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

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14.2 Binging. This Agreement, together with the exhibits referenced and attached hereto, shall become effective after it is executed by a duly authorized representative, officer or agent of the Parties. This Agreement is binding upon and inures to the benefit of the parties and their heirs, executors, legal and personal representatives, successors and assigns, as the case may be. All amendments to this Agreement shall be binding upon the Parties so long as the same are in writing and executed by both Parties.

14.3 Notices. Except as otherwise expressly provided in this Agreement, all notices sent by either Party to the other Party pursuant to or in connection with this Agreement shall be in writing and shall be deemed to have been sufficiently given and received for the purposes of this Agreement if sent to the other Party at the address or facsimile number listed below for such Party, or to such other address or facsimile number of which either Party may so notify the other Party in writing.

14.4 Severability. If any provision of this Agreement is found to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

14.5 Effectiveness. This Agreement shall become effective after the authorized representatives of the Parties signed it, and the Agreement shall remain in effect for a period of one (1) year thereafter. Upon the expiration of the initial term of this Agreement, the Agreement shall be automatically renewed provided that neither Party suggests otherwise.

14.6 Amendments. This Agreement shall not be modified or amended except by written agreement signed by duly authorized representatives of the Parties. Such amendment agreement shall be considered a part of this Agreement and the Agreement shall remain in full force and effect and enforceable.

14.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                [The remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives on the date first set forth above.

SHANGHAI SHENGYUE ADVERTISEMENT CO.,
LTD.


By:
    ---------------------------------
Name: Chen Danian
Title: Senior Vice President


SHENGQU INFORMATION TECHNOLOGY
(SHANGHAI) CO., LTD.


By:
    ---------------------------------
Name: Chen Tianqiao
Title: Chief Executive Officer

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                                                                       EXHIBIT A

                                   ORDER FORM

NAME   DATE OF DELIVERY   SIZE   PRICE   DISCOUNT   ACTUAL PRICE   REMARK
----   ----------------   ----   -----   --------   ------------   ------


Note: Material requirements will be provided along with the relevant explanations.